ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       HEART ENVIRONMENTAL SERVICES, INC.,

                       HAAS ENVIRONMENTAL SERVICES, INC.,

                             H & H INVESTMENT CORP.,

                                 EUGENE M. HAAS,

                                 ROBERT E. HAAS

                           HAAS SAND AND GRAVEL, INC.,

                                       AND

                                 AQUAGENIX, INC.

                                      DATED

                                 APRIL __, 1996



                                     Page 1



                                TABLE OF CONTENTS



1. Sale and Purchase of Assets........................................  2
   1.1      Sale and Purchase of Assets...............................  2
   1.2      Assignment of Contracts...................................  3
   1.3      Obtaining Permits and Licenses............................  5
   1.4      Certain Liabilities and Litigation Assumed by Buyer.......  5
   1.5      Cancellation of Obligations from February Agreement.......  6

2. Purchase Price.....................................................  6
   2.1      Purchase Price............................................  6
   2.2      Payment of Purchase Price.................................  7

3. Closing............................................................  8
   3.1      Date of Closing...........................................  8
   3.2      Termination...............................................  8

4. Representations and Warranties of Seller...........................  9
   4.1      Organization, Standing and Authority of Seller............  9
   4.2      Authorization of Agreement.   ............................ 10
   4.3      Consents of Third Parties................................. 10
   4.4      Taxes..................................................... 10
   4.5      Litigation; Compliance with Laws.......................... 10
   4.6      Real Property............................................. 11
   4.7      Equipment. ............................................... 11
   4.8      No Proprietary Rights..................................... 12
   4.9      Insurance................................................. 12

5. Representations and Warranties of Buyer............................ 12
   5.1      Buyer's Organization...................................... 12
   5.2      Authorization of Agreement................................ 12
   5.3      Consents of Third Parties................................. 13
   5.4      Litigation................................................ 13
   5.5      Financing................................................. 14
   5.6      Access to Information and Investigation................... 15
   5.7      "As Is"................................................... 15

6. Further Agreements of the Parties.................................. 15
   6.1      Conduct of the Business Pending the Closing............... 15
   6.2      Employee and Employee Benefit Matters at Closing.......... 15
   6.3      Other Action.............................................. 16



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   6.4      Notices................................................... 16
   6.5      Governmental Filings...................................... 16
   6.6      Expenses.................................................. 17
   6.7      Publicity................................................. 17
   6.8      Transfer Taxes............................................ 17
   6.9      Supplement to Disclosures................................. 17
   6.10     Preservation of Records................................... 17
   6.11     Certain Post-Closing Assistance by the Buyer.............. 18
   6.12     Post Closing Assumption of Litigation..................... 18

7. Conditions of Closing.............................................. 18
   7.1      Conditions Precedent to Obligations of Buyer.............. 18
   7.2      Conditions Precedent to Obligations of Seller............. 19

8. Documents to be Delivered at the Closing........................... 20
   8.1      Documents to be Delivered by Seller....................... 20
   8.2      Documents to be Delivered by Buyer........................ 20

9. Indemnification and Related Matters................................ 22
   9.1      Indemnification........................................... 22
   9.2      Determination of Damages and Related Matters.............. 23
   9.3      Time and Manner of Certain Claims......................... 24
   9.4      Defense of Claims by Third Parties........................ 25

10.Miscellaneous and Other Matters.................................... 25
   10.1     Bulk Sales Compliance..................................... 25
   10.2     Finders................................................... 25
   10.3     Entire Agreement.......................................... 26
   10.4     Jurisdiction and Governing Law............................ 26
   10.5     Schedules; Tables of Contents and Headings................ 26
   10.6     Notices................................................... 27
   Separability....................................................... 27
   10.8     Waiver.................................................... 27
   10.9     Binding Effect; Assignment................................ 27
   10.10    Best Knowledge............................................ 28
   10.11    Restrictions on Transferability........................... 28
   10.12    Payment by Seller......................................... 28
   10.13    Counterparts.............................................. 29
   10.14    General Releases.......................................... 29



                                    Page ii



                                 THIS IS A DRAFT

                    NO AGREEMENT, ORAL OR WRITTEN, REGARDING
                    OR RELATING TO ANY OF THE MATTERS COVERED
                    BY THIS DRAFT HAS BEEN ENTERED INTO
                    BETWEEN THE PARTIES, EXCEPT FOR THE
                    CONFIDENTIALITY AGREEMENT REFERRED TO IN
                    SECTION 6.1. THIS DOCUMENT, IN ITS PRESENT
                    FORM OR AS IT MAY BE HEREAFTER REVISED BY
                    ANY PARTY, WILL NOT BECOME A BINDING
                    AGREEMENT OF THE PARTIES UNLESS AND UNTIL,
                    WITH ALL SCHEDULES AND EXHIBITS ATTACHED,
                    IT HAS BEEN SIGNED BY ALL PARTIES AND
                    COMPLETE SIGNED COPIES HAVE BEEN
                    EXCHANGED. THE EFFECT OF THIS LEGEND MAY
                    NOT BE CHANGED BY ANY ACTION OF THE
                    PARTIES.


                            ASSET PURCHASE AGREEMENT


         The parties to this Asset Purchase Agreement dated April __, 1996 (this "Agreement") are HEART ENVIRONMENTAL SERVICES, INC., a New Jersey corporation ("Buyer"), HAAS ENVIRONMENTAL SERVICES, INC., a New Jersey corporation ("Seller"), H & H INVESTMENT CORP., a New Jersey corporation ("H&H"), EUGENE M. HAAS ("EH"), ROBERT E. HAAS ("RH"), HAAS SAND AND GRAVEL, INC. ("HAAS SAND AND GRAVEL, INC.") and AQUAGENIX, INC., a Delaware corporation ("Aquagenix").

         On February 28, 1995 Aquagenix, Seller, Haas Environmental Services, Inc. ("HES"), as seller and EH and RH entered into an Asset Purchase Agreement (the "February Agreement") relating to the purchase of certain assets and assumption of certain liabilities of HES.



                                     Page 1



         The business of HES is environmental remediation, environmental construction and to a lesser extent consulting and other related environmental services business (the "Business").

         With the execution of the February Agreement the parties also entered into a NonCompetition Agreement, Employment Agreement, as amended, Pledge Agreement, Escrow Agreement and Lease Agreement.

         Seller wishes to sell, and Buyer wishes to purchase the Business consisting of certain assets and assumption of all liabilities of the Business as expressly set forth herein.

         It is therefore agreed as follows:

         1. Sale and Purchase of Assets.

                  1.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the closing referred to in Section 3 (the "Closing"), Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, free from all liens and encumbrances, all of the Seller's right, title and interest in and to the Business and those assets used in connection with the Business and with such changes, deletions or additions thereto as may occur from the date hereof to the Closing in the ordinary course of business and consistent with the terms and conditions of this Agreement (the "Assets"), as follows:

                           (a) machinery, rolling stock, automobiles, equipment,
                  furnishings, furniture, office supplies, tools, and other fixed assets owned by Seller and used in connection with the Business (the "Equipment") as specified in Schedule 1.1(a);



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                           (b) contracts, agreements, leases, arrangements
                  and/or commitments of any kind which relate to the Business, and are listed on Schedule 1.1(b) (the "Contracts");

                           (c) all files, books, records and documents relating
                  to the Business and presently maintained at the offices of Seller;

                           (d) patents, trademarks, trade names, fictitious or
                  business names and applications therefor, trade secrets and processes, non-competition covenants and other intangible property which are owned by Seller and used in connection with the Business other than Aquagenix or any derivative thereof, as described in Schedule 1.1(d);

                           (e) authorizations and licenses which are held or
                  used in connection with the Business as described in Schedule 1.1(e);

                           (f) accounts receivable as described in Schedule
                  1.1(f); and

                           (g) accounts payable as described in Schedule 1.1(g).

                  1.2 Assignment of Contracts.

                           (a) Contracts Assignable Without Consent. Subject to
                  the provisions of this Section 1.2, Seller shall assign to Buyer, and Buyer shall assume, as of the Closing Date, all of the rights and obligations of Seller under the Contracts.

                           (b) Nonassignability. To the extent that any contract
                  or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests") is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person (including a government or governmental unit), or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof. It shall be the obligation of Buyer to obtain all necessary approvals, consents or waivers, or to resolve any such impediments to transfer as necessary to convey to Buyer each such Interest as soon as practicable; provided, however, that Seller shall not be obligated to pay any consideration therefor nor shall the Purchase Price be adjusted.

                           (c) If Waivers or Consents Cannot be Obtained. Seller
                  shall not be responsible for any waivers or consents to the extent however, that any of the approvals, consents, or waivers referred to in Section 1.2(b) have not been obtained as of the Closing, or until the impediments to transfer referred to in Section 1.2(b) are resolved, Seller, at the request of and expense of Buyer and without liability as to Seller, shall, during the remaining term of such Interests, use reasonable efforts, to (i) obtain the consent of any such third party; (ii) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interests to Buyer so long as Buyer fully cooperates with Seller in such arrangements and promptly reimburses Seller for all payments made by Seller in connection therewith and indemnifies Seller with respect thereto; and (iii) enforce, at the request of Buyer and at the expense and for the account of Buyer, any rights of Seller arising from such Interests against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interests in accordance with the terms thereof upon the advice of, and indemnification from Buyer). No liability shall attach to Seller and no adjustment shall be made to the Purchase Price if waivers or consents cannot be obtained.

                  1.3 Obtaining Permits and Licenses. Seller will assign, transfer or convey to Buyer at the Closing those permits and licenses which are held or used by Seller in connection with the Business and can be assigned without having to obtain the consent of any third party with respect thereto; provided, however, that Seller without any liability will reasonably cooperate with Buyer in obtaining any third party consents necessary to the assignment or transfer of any other permits or licenses used or held by Seller in connection with the Business which are so assignable or transferable. Buyer shall assume all costs associated with the assignment or transfer of permits and licenses.

                  1.4 Certain Liabilities and Litigation Assumed by Buyer. Effective as of the Closing, Buyer shall, without any further responsibility or liability of or recourse to Seller, or its directors, shareholders, affiliates, officers, employees, agents, consultants, representatives, successors, transferees or assignees, absolutely and irrevocably assume and shall be solely liable and responsible for, any and all claims, liabilities and obligations of Seller, together with all litigation at Buyer's expense as plaintiff or defendant in such litigation, with respect to the Business or the Assets as they exist as of the Closing Date and which without limitation are set forth on
         Schedule 1.4, except as otherwise specifically set forth herein on
         Schedule 1.4 (the "Assumed Liabilities").

                  1.5 Cancellation of Obligations from February Agreement. As an inducement for Seller to enter into this Agreement and as part of the Purchase Price;

                           (a) H & H, EH and RH agree that they shall cancel all
                  obligations of Seller evidenced by a certain promissory note ("February 1995 Promissory Note") executed by Seller and attached hereto;

                           (b) RH and EH agree that the employment agreement
                  between Seller and RH and EH (attached hereto) shall be cancelled and all obligations of either party shall be waived;

                           (c) H & H, RH and EH agree that they shall cancel all
                  obligations of Seller with respect to the lease for premises with B & G Properties attached hereto, upon a pro rata basis from April 15, 1996;

                           (d) Haas Sand and Gravel, Inc. agrees that the lease
                  obligation of Seller to Haas Sand and Gravel, Inc. for a 580 Case Backhoe shall be waived;

                           (e) Buyer agrees to assume all obligations with
                  respect to the employment agreement with James Kerr.

                  1.6 Waiver of Non-Compete Obligations from February Agreement. As part of this transaction, Seller shall waive and cancel the non-compete obligation of H&H, EH and RH from the February Agreement.

         2. Purchase Price.

                  2.1 Purchase Price.

                           (a) The purchase price for the Assets shall be One
                  Million Nine Hundred and Seven Thousand and Twenty-One Dollars ($1,907,021.00) consisting of

                  (i) Six Hundred and Eighty-One Thousand Dollars payable in cash ($681,000.00) (the "Closing Amount"), (ii) Six Hundred Thousand Dollars ($600,000.00) payable by the issuance by the Buyer of its promissory note ("April 1996 Promissory Note"), in substantially the form of Exhibit "A" attached hereto, which promissory note shall be secured by the pledge of 499 shares of the Buyer's Common Stock pursuant to the terms of a Stock Pledge Agreement, in substantially the form of Exhibit "B" attached hereto, (iii) the assumption by the Buyer of the Assumed Liabilities, (iv) the cancellation by H & H, EH and RH of the promissory note obligation of Seller of Four Hundred Thirty-Six Thousand Nine Hundred Twenty-One Dollars ($436,921.00) (See Section 1.5(a)), (v) the cancellation by H & H, EH and RH of the obligations pursuant to the employment agreement in the amount of One Hundred Thousand Dollars ($100,000.00) (See Section 1.5(b)), (vi) the cancellation by H & H, EH and RH of the lease obligations for real estate of Sixty-Two Thousand Seven Hundred Dollars ($62,700.00) (see
                  Section 1.5(c)), and (vi) the cancellation by H & H, EH and RH of lease the obligations for a backhoe of Twenty-Six Thousand Four Hundred Dollars ($26,400.00) (see Section 1.5(d)) (the "Purchase Price").

                           (b) Buyer agrees to the specific allocation of
                  purchase price as outlined by Seller in Schedule 2.1(b).

                  2.2 Payment of Purchase Price.

                           (a) At the Closing Buyer shall pay to Seller an
                  amount equal to Six Hundred and Fifty Thousand Dollars ($650,000.00) (the "Closing Amount") by wire transfer of immediately available funds to an account designated by Seller. The cancellation of obligations and other portions of the Purchase Price shall be evidenced by appropriate documents of transfer.

                           (b) To the extent the accounts payable at the time of
                  Closing are more than One Hundred Thousand Dollars ($100,000.00) greater than the accounts receivable, the amount in excess of One Hundred Thousand Dollars ($100,000.00) (the "Excess") shall at the sole option of Seller be subtracted from the Closing Amount or be added to the cash balances sold to Buyer.

         3. Closing.

                  3.1 Date of Closing. The Closing shall take place at the offices of Atlas, Pearlman, Trop & Borkson, P.A. located at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 (or at such other place as the parties may agree in writing) on April 19, 1996, or such other date mutually designated by Seller and Buyer, but in no event later than ten (10) business days after the date of this Agreement. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Section 8.

                  3.2 Termination.

                           (a) This Agreement may be terminated as follows:

                                    (i) by mutual written agreement executed by
                           Seller and Buyer at any time prior to the Closing;

                                    (ii) by Buyer at any time prior to the
                           Closing, if any, of the conditions specified in
                           Section 7.1 shall not have been satisfied or waived in writing by Buyer on or before Closing; or

                                    (iii) by Seller at any time prior to the
                           Closing, if any, of the conditions specified in
                           Section 7.2 shall not have been satisfied or waived in writing by Seller on or before Closing.

                           (b) Upon such termination neither the parties shall
                  have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination. Buyer's obligations under Section 6.1 shall survive the termination of this Agreement.

         4. Representations and Warranties of Seller. Seller represents and warrants to Buyer, and only as it relates to Sections 4.1, 4.2 and 4.3, Aquagenix represents and warrants to Buyer, that:

                  4.1 Organization, Standing and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to enter into and perform this Agreement. Seller is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the businesses, operations, assets or financial condition of the Business ("Material Adverse Effect").

                  4.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporation action of Seller and this Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.3 Consents of Third Parties. The execution, delivery and performance of this Agreement by Seller will not (i) violate or conflict with the constitutional documents of Seller or (ii) to the knowledge of Seller constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller. Seller assumes no obligation other than to use its best efforts to assist Buyer after Closing to obtain third party consents and approvals, if any.

                  4.4 Taxes. With respect to the operations of the Business prior to the Closing, Seller has filed or will file on a timely basis all tax returns, reports and declarations in connection with any federal, state or local tax returns, reports and declarations in connection with any federal, state or local tax required to be filed, and Seller has paid or will pay all taxes due and payable in accordance with such tax returns, reports and declarations.

                  4.5 Litigation; Compliance with Laws.

                           (a) There are no judicial or administrative actions,
                  proceedings or investigations pending or, to the best of Seller's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement. There is no litigation, proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened, or any order, injunction or decree outstanding, against Seller that, if adversely determined, would individually or in the aggregate, have a material adverse effect on Seller's ability to perform its obligations under this Agreement.

                           (b) Except as disclosed in Schedule 1.4, there are no
                  judicial or administrative actions or proceeding pending against Seller or, to the best knowledge of Seller, threatened against Seller with respect to the Business.

                  4.6 Real Property. Schedule 1.1(b) sets forth a list of all of the real property leases in effect as of the date hereof with respect to the Business under which Seller is a lessee (collectively, the "Leased Property"). Seller has made available to Buyer true, correct and complete copies of all such leases, including all amendments, modifications and renewals thereof.

                  4.7 Equipment. Except as provided on Schedule 4.7, Seller has good title to, or holds by valid and existing lease, all of the Equipment, free and clear of all Liens, other than (i) imperfections of title, easements, pledges, charges, restrictions and encumbrances, including without limitation, landlord's liens, mechanics' liens, repairmen's liens and other similar liens, if any, that do not materially detract from the value of the property subject thereto or materially interfere with the manner in which it is currently being used in the Business or materially impair the operations of the Business, and (ii) taxes and general and special assessments not in default and payable without penalty or interest (liens of the type referred to in clauses (i) through (iii) above being hereinafter referred to as "Permitted Liens").

                  4.8 No Proprietary Rights. Seller is not a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any Proprietary Rights, and does not have any knowledge of any existing infringement by any other person of any Proprietary Right.
                  4.9 Insurance. Listed on Schedule 4.9 are all insurance policies pursuant to which Seller is insured as of the date of this Agreement.

         5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  5.1 Buyer's Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of New Jersey and has the full corporate power and authority to enter into and to perform this Agreement.

                  5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by all necessary corporate action of Buyer and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.3 Consents of Third Parties. The execution, delivery and performance of this Agreement by Buyer will not (i) violate or conflict with the constitutional documents of Buyer; (ii) conflict with, or result in the breach or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument or any order, judgment or decree, to which Buyer is a party or by which it or its properties are bound; or (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Buyer, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) and
         (iii) which could not reasonably be expected to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

                  5.4 Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with this Agreement. There is no litigation, proceeding or governmental investigation pending or, to the best of Buyer's knowledge, threatened, or any order, injunction or decree outstanding, against the Buyer that, if adversely determined, would have a material adverse effect upon Buyer's ability to perform its obligations under this Agreement.

                  5.5 Financing. As of the Closing Date, after giving effect to the consummation of the transaction contemplated hereby and the incurrence of any indebtedness in connection therewith: (i) Buyer will be "solvent"; (ii) the cash flow from the operations of Buyer will be sufficient to provide cash necessary to repay its indebtedness, including indebtedness incurred in connection with the transaction contemplated by this Agreement, as all such indebtedness matures; (iii) Buyer will not have indebtedness beyond its ability to pay as such indebtedness matures; (iv) Buyer does not intend to, or believe that it will, incur indebtedness beyond its ability to pay such indebtedness as it matures; (v) in consummating the transaction contemplated by this Agreement, Buyer does not intend to disturb, delay, hinder or defraud either present or future creditors or other persons to which Buyer is or will become, on or after the Closing Date, indebted; (vi) Buyer will not be engaged in a business or transaction for which the assets remaining constitute unreasonably small capital with which to operate; and (vii) Buyer is not "insolvent" as that term is defined in the United States Bankruptcy Act and/or the Uniform Fraudulent Transfer Act. For purposes hereof, "solvent" means that the sum of the value of the person's or entity's assets, at both fair value or fair saleable value, exceeds its indebtedness and other probable liabilities. For purposes hereof, "indebtedness" means all obligations and liabilities of the person or entity, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, without limitation, any guarantee of indebtedness of a third party, and whether or not reduced to judgment.

                  5.6 Access to Information and Investigation. Prior to the date hereof, Buyer, together with RH and EH has had the opportunity to make such investigation of the business and properties of Seller as Buyer may desire, and Seller has given to Buyer and its representatives the property, books, commitments, agreements, records, files and personnel of Seller, and Seller has furnished to Buyer during that period all copies of documents and information concerning the Business as Buyer may reasonably request subject to applicable law.

                  5.7 "As Is". Except for the representation and warranties made by Seller herein and subject to the Schedule Buyer is acquiring the Business and the Assets "As Is".

         6. Further Agreements of the Parties.

                  6.1 Conduct of the Business Pending the Closing. Until the Closing, Seller shall operate its business in the ordinary course.

                  6.2 Employee and Employee Benefit Matters at Closing. On the Closing Date, Buyer agrees to employ and/or continue to provide benefit entitlements for (as the case may be) the Employees at the same compensation levels and on substantially the same terms and conditions of employment in effect as of the Closing Date. Buyer hereby agrees to indemnify Seller from any and all termination or severance liability (including, without limitation, any liability related to or arising out of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq. and any applicable state and local laws) with respect to employees of Seller who are employed by Seller as of the Closing Date. It is further agreed that Seller may, at its sole discretion, terminate the employment of Laura Paul, Carl Jacot and/or Carmen Colanero prior to Closing, and in such event, Seller shall be responsible for all liabilities, if any, in connection with such termination, including severance pay.

                  6.3 Other Action. Each of the parties shall use its best efforts to cause the fulfillment at the earliest practicable date but, in any event, prior to the Closing Date, of all of the conditions to their respective obligations to consummate the transactions under this Agreement.

                  6.4 Notices. Each party shall promptly notify the other party in writing of, and furnish to such party any information that such party may reasonably request with respect to, the occurrence of any event or the existence of any state of facts that would (a) result in the party's representations and warranties not being true if they were made at any time prior to or as of the Closing Date, or (b) impair the party's ability to perform its obligations under this Agreement.

                  6.5 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, but at its own expense, file any reports or notifications and pay any fees that may be required to be paid by it under applicable law including filings under the HER Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Each party will use its good-faith best efforts to obtain any early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

                  6.6 Expenses. Except as otherwise specifically provided in this Agreement, Buyer and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

                  6.7 Publicity. Buyer must receive written approval from Seller prior to issuing any press release with regard to this transaction and Seller requires no approvals prior to issuing any press release with regard to this transaction.

                  6.8 Transfer Taxes. Any sales taxes, real property transfer taxes recording fees or any other taxes payable inclusive of documentary taxes in the approximate amount of Three Thousand Five Hundred Dollars ($3,500.00) as a result of the sale of the Assets shall be paid by Buyer.

                  6.9 Supplement to Disclosures. For purposes of determining the accuracy of the representations and warranties of Seller contained in
         Article 4 and the fulfillment of the conditions precedent set forth in
         Section 7.1(a), the Schedules delivered by Seller shall be deemed to include only that information contained therein on the date of this Agreement and as the same may be amended or supplemented by Seller with Buyer's consent (which shall not be unreasonably withheld) prior to the Closing Date.

                  6.10 Preservation of Records. Buyer agrees, at its own expense that it (a) shall preserve and keep the records of Seller for a period of seven years form the Closing, or for any longer periods as may be required by any government agency or ongoing litigation, and (b) shall make such records available to Seller as may be reasonably required by Seller. In the event Buyer wishes to destroy such records after the time specified above, it shall first give sixty (60) days' prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to Buyer within that sixty (60) day period, to take possession of the records within ninety (90) days after the date of Seller's notice to Buyer.

                  6.11 Certain Post-Closing Assistance by the Buyer. Buyer agrees to cause the appropriate personnel, at no cost or expense to Seller, to prepare all customary accounting, tax, employment, benefits-related and similar reports for Seller for periods up to the Closing Date which are reasonably requested by Seller.

                  6.12 Post Closing Assumption of Litigation. In defending the interests of Seller or the interests of the Business for which Buyer has assumed responsibility, Buyer at its own cost and expense may settle or compromise any claim provided that Seller does not sustain any loss or expense.

         7. Conditions of Closing.

                  7.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

                           (a) all representations and warranties of Seller
                  contained in this Agreement shall be true and correct in all material respects, at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

                           (b) Seller shall have performed and complied in all
                  material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing, including the delivery to Buyer prior to Closing of all Schedules required pursuant hereto, except for Schedules 1.1(f) and 1.1(g) which shall be delivered at Closing and shall be attached hereto and made a part hereof at the time of Closing along with all Schedules pursuant to this Agreement;

                           (c) no provisions of any applicable law or regulation
                  shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Assets pursuant to this Agreement.

                  7.2 Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Seller):

                           (a) all representations and warranties of Buyer
                  contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

                           (b) Buyer shall have performed and complied in all
                  material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing;

                           (c) no provision of any applicable law of regulation
                  shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Assets pursuant to this Agreement.

         8. Documents to be Delivered at the Closing.

                  8.1 Documents to be Delivered by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

                           (a) one or more executed deeds, bills or sale,
                  instruments of assignment or certificates of title, dated the Closing Date, transferring to Buyer all of Seller's right, title and interest in and to the Assets together with possession of the Assets;

                           (b) an assignment and assumption of the assignable
                  Contracts;

                           (c) a copy of resolutions of the board of directors
                  and shareholder of Seller and Aquagenix authorizing the execution, delivery and performance of this Agreement by Seller and a certificate of the secretary or assistant secretary of Seller, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                           (d) the Mutual Release;

                           (e) such other certificates, documents and
                  instruments as Buyer may have reasonably requested in connection with the transaction contemplated hereby.

                  8.2 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following:

                           (a) payment and evidence of the wire transfer, made
                  as follows: to Aquagenix, Inc., BankAtlantic, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida, 33304; ABA #267083763, Account #0055937302;

                           (b) February 1995 Promissory Note marked satisfied;

                           (c) cancellation of Employment Agreement;

                           (d) documents evidencing the assignment and
                  assumption of the assignable Contracts and the assumption of the Assumed Liabilities in accordance with Section 1.4, as required;

                           (e) documents evidencing agreement by EH and RH not
                  to sell more than 20,000 shares of Aquagenix, Inc. during any three month period;

                           (f) a copy of the resolutions of the board of
                  directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                           (g) a Solvency Certificate;

                           (h) the April 1996 Promissory Note, in substantially
                  the form as Exhibit "A" attached hereto;

                           (i) the Stock Pledge Agreement, in substantially the
                  form as Exhibit "B" attached hereto;

                           (j) the Mutual Release;

                           (k) releases with respect to the various leases,
                  promissory note, employment agreement and all other matters not otherwise specified in this Agreement; and

                           (l) such other certificates, documents and
                  instruments as Seller may have reasonably requested in connection with the transaction contemplated hereby.

         9. Indemnification and Related Matters.

                  9.1 Indemnification.

                           (a) Subject to the provisions of this Article 9,
                  Seller and Aquagenix, Inc. agrees to indemnify and hold Buyer and its affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against all actions, suits, proceedings, claims, demands, assessments, judgments, damages, costs and expenses, including reasonable attorneys' fees, arising or resulting from the following:

                                    (i) a breach of any representation or
                           warranty on the part of Seller under the terms of this Agreement or any other document executed by Seller pursuant hereto;

                                    (ii) non-fulfillment of any agreement on the
                           part of Seller under the terms of this Agreement or any other document executed by Seller pursuant hereto; and

                                    (iii) environmental claims for work
                           performed by Seller during the period February 15, 1995 to the date of Closing.

                           (b) Subject to the provisions of this Article 9,
                  Buyer agrees to indemnify and hold Seller, Aquagenix and its affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against all actions, suits, proceedings, claims, demands, assessments, judgments, damages, costs and expenses, including reasonable attorneys' fees arising or resulting from the following:

                                    (i) a breach of any representation or
                           warranty on the part of Buyer under the terms of this Agreement or any other documents executed by Buyer pursuant hereto;

                                    (ii) non-fulfillment of any agreement on the
                           part of Buyer under the terms of this Agreement or any other document executed by Buyer pursuant hereto; and

                                    (iii) any and all actions, suits and
                           proceedings commenced or any other claims or demand asserted against Seller with respect to the Business (including product liability and product warranty claims).

                  9.2 Determination of Damages and Related Matters. Seller and Buyer agree that, except as specifically set forth in this Agreement (including the Schedules and Exhibits and any other documents executed pursuant hereto), neither party (including its representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement, including, in the case of Seller and its representatives, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business. Buyer acknowledges and agrees that Buyer and its representatives have the experience and knowledge to evaluate the business, financial condition, assets and liabilities of the Business; that Buyer and its representatives have had access to such of the information and documents and to such of the real property, fixtures and tangible personal property of the Business as Buyer and its representatives shall have requested to see and/or review; that Buyer and its representatives have had a full opportunity to meet with appropriate management and employees of Seller to discuss the Business and Assets; and that, in determining to acquire the Business and Assets, Buyer has made its own investigation into, and based thereon Buyer has formed an independent judgment concerning, the Business and the Assets. It is therefore expressly understood and agreed that, except as specifically set forth in this Agreement, Buyer accepts the condition of the Assets "AS IS, WHERE IS" without any representation, warranty or guarantee, express or implied as to merchantability, fitness for a particular purpose or otherwise as to the condition, size, extent, quantity, type or value of such property.

                  9.3 Time and Manner of Certain Claims. Except as otherwise expressly provided herein, Seller and Buyer shall be liable for damages for breach of warranty set forth in Articles 4 or 5 of this Agreement, respectively, and asserted under Section 9.1(a)(i) or Section 9.1(b)(i), respectively, only to the extent that notice of a claim therefor complying with the requirements of this Section is asserted by the other in writing and delivered prior to the expiration of a period ending three (3) months from the Closing Date. Any notice of a claim shall state specifically the facts giving rise to the alleged basis for the claim and the amount of liability asserted against the other party by reason of the claim.

                  9.4 Defense of Claims by Third Parties. If any claim is made against Buyer or Seller that, if sustained, would give rise to a liability of the other under this Agreement, Buyer or Seller, as the case may be, shall promptly cause notice of the claim to be delivered to the other and shall afford the other and its counsel, at the other's sole expense, the opportunity to defend or settle the claim. If such notice and opportunity are not given to the other, of if any claim is compromised or settled without its consent, no liability shall be imposed upon the other by reason of such claim.

         10. Miscellaneous and Other Matters.

                  10.1 Bulk Sales Compliance. Buyer hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state which may be applicable to this transaction. In consideration of such waiver, Seller agrees to defend and indemnify Buyer against and hold it harmless from any and all loss, liability, claims, damages or expense (including reasonable attorneys' fees) arising out of or resulting from such noncompliance, provided that such the loss, liability, claim, damage or expense was not caused by Buyer's conduct of the Business.

                  10.2 Finders. Buyer and Seller respectively represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by it. Seller shall indemnify and hold Buyer harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and the transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Seller. Buyer shall indemnify and hold Seller harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Buyer.

                  10.3 Entire Agreement. This Agreement (with its Schedules and Exhibits) together with the existing confidentiality agreement between the parties contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes andy previous agreements and understandings between the parties with respect to those matters (except as otherwise provided in Section 6.1), and cannot be changed or terminated orally.

                  10.4 Jurisdiction and Governing Law. Seller and Buyer each hereby consent to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereunder in any federal or state court within the State of New Jersey and agree that service of process may be accomplished pursuant to the provisions of Section 10.6 below. This Agreement will be governed by and construed in accordance with the law of the State of New Jersey without giving effect to conflicts of law principles thereof.

                  10.5 Schedules; Tables of Contents and Headings. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on all other Schedules to this Agreement to the extent that it should have been disclosed on such other Schedule. The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction of interpretation of this Agreement.

                  10.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the principal office or resident address for each (or to such address as a party may have specified by notice given to the other party pursuant to this provision).

                  10.7 Separability. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

                  10.8 Waiver. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

                  10.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of Buyer or Seller to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates, but no such assignment by Buyer or Seller of its rights or obligations hereunder shall relieve Buyer or Seller of any of its obligations under any of such Agreements to the other.

                  10.10 Best Knowledge. As used in this Agreement "to the best of Seller's knowledge" or words of similar import shall mean actual knowledge possessed by an executive officer of Seller and "to the best of Buyer's knowledge" or words of similar import shall mean actual knowledge possessed by an executive officer of Buyer.

                  10.11 Restrictions on Transferability. H & H, RH, EH and Seller have agreed that the 219,000 shares of Common Stock of Aquagenix received pursuant to the February Agreement may not be sold or transferred by H & H, RH, EH unless in accordance with Rule 144 of the Securities Act of 1933, as amended, or other applicable exemptions from registration of securities, and any such sales or transfers shall be made of no more than 20,000 shares per every three month quarter.

                  10.12 Payment by Seller. At Closing Seller shall pay Haas Sand and Gravel Twenty-Six Thousand Four Hundred Dollars ($26,400.00) as a Closing adjustment.

                  10.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

                  10.14 General Releases. Except for any claims or liabilities arising from representations and warranties set forth herein as well as obligations and undertakings made or assumed by the parties herein, the parties shall exchange a mutual release in the form of Exhibit "C" ("Mutual Release") with respect to the February Agreement and all other matter arising prior to the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


HAAS ENVIRONMENTAL SERVICES, INC.           HEART ENVIRONMENTAL SERVICES, INC.


By:  /s/ Andrew Chasler                     By:  /s/ Eugene M. Haas
Its: President                              Its: President


H & H INVESTMENT CORP.                      HAAS AND AND GRAVEL, INC.


By:  /s/ Eugene M. Haas                     By:  /s/ Robert S. Haas
Its: President                              Its: ???


AQUAGENIX, INC.                                 /s/ Eugene M. Haas
                                                Eugene M. Haas
By:  /s/ Andrew Chasler
Its: President                                  /s/ Robert E. Haas
                                                Robert E. Haas

                                  BILL OF SALE

         Haas Environmental Services, Inc., a New Jersey corporation ("Seller") for good and valuable consideration pursuant to the terms and conditions of the Asset Purchase Agreement of even date herewith ("Agreement"), the receipt and sufficiency of which is hereby acknowledged, hereby sells, transfers, assigns, conveys and delivers to Heart Environmental Services, Inc., a New Jersey corporation ("Purchaser") and Purchaser hereby purchases, accepts and acquires from Seller, all of the Assets of the Seller as defined in the Agreement (hereinafter referred to collectively as the "Assets").

         TO HAVE AND TO HOLD all of the Assets hereby sold, transferred, assigned and conveyed unto Purchaser, its successors and assigns, to itself, and their own use and behalf forever.

         AND, for the consideration aforesaid, Seller hereby constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney or attorneys of Seller with full power of substitution, for Seller and in its name and stead or otherwise, by and on behalf of and for the benefit of Purchaser, its successors and assigns, to demand and receive from time to time any and all of the Assets hereby assigned, transferred and conveyed, and to give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, but at the expense and for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise which Purchaser, its successors and assigns, may deem proper in order to collect, assert, or enforce any claim, right or title of any kind in and to the Assets hereby assigned, transferred and conveyed and to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do all such acts and things in relation thereto as Purchaser, its successors or assigns, shall deem desirable; and Seller hereby declares that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner or for any reason.

         AND, for the consideration aforesaid, Seller for itself and its successors and assigns has covenanted and by this Bill of Sale does covenant with Purchaser, its successors and assigns, that it and its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments, conveyances, powers of attorney and assurances, for the better assuring, conveying and confirming unto Purchaser, its successors and assigns, all and singular the entire right, title and interest in the Assets hereby sold, transferred, assigned and conveyed as Purchaser, its successors or assigns, shall reasonably require.

         AND, for the consideration aforesaid, Seller covenants and agrees that in the event that (i) any property, assets or rights covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been



                                     Page 1



given or obtained, or (ii) any such property, assets or rights are non-assignable in their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to the Purchaser, as the case may be; and the Seller covenants and agrees (a) to hold, and hereby declares that it holds, such property assets or rights in trust for, and for the benefit of, the Purchaser, (b) to use all reasonable means to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such property, assets or rights, and (c) to make or complete such transfer or transfers as soon as reasonably possible.

         AND, for the consideration aforesaid, Seller further agrees that it will at any time and from time to time, at the request of the Purchaser, execute and deliver to the Purchaser all other and further instruments reasonably necessary to vest in the Purchaser the right, title and interest in or to any of the Assets which this instrument purports to transfer to the Purchaser.

         This Bill of Sale and the covenants and agreements herein contained shall inure to the benefit of Purchaser, its successors and assigns, and shall be binding upon Seller, its successors and assigns.


         IN WITNESS WHEREOF, Seller has caused these presents to be executed as of the 24th day of April, 1996.

                                           HAAS ENVIRONMENTAL SERVICES, INC.


                                           By: ________________________________
                                               Andrew Chesler, President

STATE OF FLORIDA                    )
                                    : SS
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this ____ day of April, 1996 by Andrew Chesler, President of Haas Environmental Services, Inc. who is personally known to me or have produced ____________________ as identification and who did/did not take an oath.

                                           Notary Public:


                                           sign  ______________________________

                                           print ______________________________
                                                     My Commission Expires:



                                     Page 2





                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement is dated this 25th day of April, 1996 (the "Effective Date"), by and between Haas Environmental Services, Inc., a New Jersey corporation (the "Seller") and Heart Environmental Services, Inc. (the "Purchaser") and relates to the assignment of rights, obligations and understandings between the Seller and the Purchaser and the assumption of the obligations and liabilities thereunder by the Purchaser.

                                 R E C I T A L S

         WHEREAS, in connection with the terms and conditions of the Asset Purchase Agreement of even date herewith ("Agreement"), the Assets of the Seller, as defined in the Agreement, are being conveyed, transfered, sold and assigned to the Purchaser and the Assumed Liabilities of the Seller, as defined in the Agreement, are being assumed by the Purchaser.

         NOW THEREFORE, for good and valuable consideration pursuant to the Agreement, the parties agree as follows:

1. The above recitals are true, correct, and are herein incorporated by reference.

2. The Purchaser hereby agrees to assume all of the Assumed Liabilities in connection with any and all Assets of the Seller and to fulfill all of the responsibilities, commitments and obligations of the Seller thereunder. The Purchaser further agrees to indemnify and hold the Seller harmless from any and all claim, loss, damage, fine assessment, penalty, and other expenses, including reasonable attorneys fees and costs, both at the trial and appellate level, arising out the Assets.

3. The Purchaser shall assume, pay, perform and discharge all debts, obligations, contracts, and liabilities of the Seller of any kind, character, or description, whether accrued, absolute, contingent or otherwise (and regardless of whether reflected or reserved against the Seller's balance sheet, books of account, and records), all as they exist as of the date hereof.

4. This Agreement shall be governed by the laws of the State of Florida. This Agreement may be signed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                           Haas Environmental Services, Inc.


                                           By: _______________________________
                                               Andrew Chesler, President



                                     Page 1



                                           Heart Environmental Services, Inc.


                                           By: _______________________________
                                               Eugene M. Haas, President


STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1996, by Andrew Chesler, as President of Haas Environmental Services, Inc., a New Jersey corporation, on behalf of the corporation. He or she is personally known to me or has produced __________________ as identification and did/did not take an oath.

                                           Notary Public:


                                           sign ______________________________

                                           print______________________________
                                                State of Florida at Large (Seal)
                                                   My Commission Expires:

STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this ____ day of April, 1996, by Eugene M. Haas, as President of Heart Environmental Services, Inc., a New Jersey corporation., on behalf of the company. He or she is personally known to me or has produced ________________________ as identification and did/did not take an oath.

                                           Notary Public:


                                           sign _______________________________

                                           print_______________________________
                                                State of Florida at Large (Seal)
                                                   My Commission Expires:



                                     Page 2







                             GENERAL MUTUAL RELEASE


         This General Mutual Release is made by and between Aquagenix, Inc., a Delaware corporation ("Aquagenix"), Haas Environmental Services, Inc., a New Jersey corporation ("Haas"), H&H Investment Corp., a New Jersey corporation ("H&H"), Haas Sand and Gravel, Inc., a New Jersey corporation ("HSGI"), Eugene
M. Haas ("EH") and Robert E. Haas ("RH") this 25th day of April, 1996.

         1. Aquagenix and Haas, for and in consideration of the sum of Ten ($10.00), and other good and valuable considerations, received from H&H, HSGI, EH and RH, the receipt whereof is hereby acknowledged, has remised, released and forever discharged, and by this General Mutual Release does for its successors and assigns, completely and totally remise and forever discharge H&H, HSGI, EH and RH, and its successors, and assigns of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law or in equity, which against them it has ever had, now or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this General Mutual Release and more particularly by reason of all claims that were or could have been asserted, or arising from the Asset Purchase Agreement dated February 28, 1996 by and between the parties to this General Mutual Release.

         2. H&H, HSGI, EH and RH, for and in consideration of the sum of Ten ($10.00), and other good and valuable considerations, received from Aquagenix and

Haas, the receipt whereof is hereby acknowledged, has remised, released and forever discharged, and by this General Mutual Release does for its successors and assigns, completely and totally remise and forever discharge Aquagenix and Haas, and its successors, and assigns of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law or in equity, which against them it has ever had, now or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this General Mutual Release and more particularly by reason of all claims that were or could have been asserted, or arising from the Asset Purchase Agreement dated February 28, 1996 by and between the parties to this General Mutual Release.

         Dated this 25th day of April, 1996.

In the Presence of:

                                           HAAS ENVIRONMENTAL SERVICES,
                                           INC., a New Jersey corporation



                                           By:________________________________
                                              Andrew Chesler, President

AQUAGENIX, INC., a Delaware                H&H INVESTMENT, INC., a New
corporation                                New Jersey corporation



By:_____________________________           By:________________________________
     Andrew Chesler, President and            Eugene M. Haas, President
     Chief Executive Officer

                                           HAAS SAND AND GRAVEL, INC.,
                                           a New Jersey corporation


                                           By:________________________________
                                              Robert E. Haas, President

___________________________________        ___________________________________
ROBERT E. HAAS                             EUGENE M. HAAS


STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1996 by Andrew Chesler as President of Haas Environmental Services, Inc., a New Jersey corporation, on behalf of the corporation. He or she is personally known to me or has produced ______________________ as identification and did/did not take an oath.

                                           Notary Public:


                                           sign _______________________________

                                           print________________________________
                                                State of Florida at Large (Seal)
                                                    My Commission Expires:

STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1996 by Andrew Chesler as President and Chief Executive Officer of Aquagenix, Inc., a Delaware corporation, on behalf of the corporation. He or she is personally known to me or has produced ______________________ as identification and did/did not take an oath.

                                           Notary Public:


                                           sign _______________________________

                                           print________________________________
                                                State of Florida at Large (Seal)
                                                     My Commission Expires:

STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1996 by Eugene M. Haas as President of H&H Investment, Inc., a New Jersey corporation, on behalf of the corporation. He or she is personally known to me or has produced ______________________ as identification and did/did not take an oath.

                                           Notary Public:


                                           sign _______________________________

                                           print_______________________________
                                                State of Florida at Large (Seal)
                                                   My Commission Expires:

STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1996 by Robert E. Haas as President of Haas Sand and Gravel, Inc., a New Jersey corporation, on behalf of the corporation. He or she is personally known to me or has produced ______________________ as identification and did/did not take an oath.

                                           Notary Public:


                                           sign _______________________________

                                           print_______________________________
                                                State of Florida at Large (Seal)
                                                     My Commission Expires:

STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1996 by ROBERT E. HAAS, who is personally known to me or who has produced ________________ as identification and who did/did not take an oath.

                                           Notary Public:


                                           sign _______________________________

                                           print_______________________________
                                                State of Florida at Large (Seal)
                                                     My Commission Expires:

STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BROWARD                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1996 by EUGENE M. HAAS, who is personally known to me or who has produced ________________ as identification and who did/did not take an oath.

                                           Notary Public:


                                           sign _______________________________

                                           print_______________________________
                                                State of Florida at Large (Seal)
                                                     My Commission Expires:

                                 PROMISSORY NOTE


$600,000                                                 Broward County, Florida

Dated as of: April 25, 1996

         FOR VALUE RECEIVED, Heart Environmental Services, Inc., a New Jersey corporation, having offices at One Linda Lane, Vincentown, N.J. ("Maker"), promises to pay to Haas Environmental Services, Inc., a New Jersey corporation, having offices at 6500 Northwest 15th Avenue, Fort Lauderdale, FL 33309, or assigns ("Holder") the principal sum of Six Hundred Thousand and No/100 Dollars ($600,000.00), at the annual interest rate of nine Percent (9%) per annum for a period of three years.

The interest and principal of this Note shall be payable as hereinafter provided.

         Interest for the first year commencing on the date hereof and continuing until the first anniversary date hereof shall accrue and such accrued interest in the amount of $67,500 shall be added to the first installment payment. Quarterly payments shall be due to the Holder in equal installments of Thirty-Eight Thousand and Five Hundred Dollars ($38,500), commencing fifteen
(15) months from the date of this Note and continuing on each consecutive quarter thereafter for two years, after which the balance of principal with interest thereon shall be due and payable, assuming timely payment of all prior quarterly installments. To the extent any portion of the principal is unpaid at the date of the third anniversary of this Note ("Maturity" or "Maturity Date"), that sum plus accrued interest shall comprise a "balloon" principal payment due and payable at Maturity.

         This Note may be prepaid without premium or penalty, at any time, in whole or in part with accrued interest to the date of prepayment. All payments on this Note shall be applied first to the payment of accrued interest and the balance shall be applied to the principal.

         All installments of principal and interest are payable at such place as the Holder hereof may, from time to time, designate in writing, in lawful money of the United States of America. If any of said installments of principal and/or interest shall not be paid within fifteen (15) days after due, or if Maker is in default under any of its obligations under that certain "Assets Purchase Agreement" of even date herewith between Maker and Holder, then the entire unpaid principal sum shall become due and payable at once at the option of the Holder of this Note.

         Should it become necessary to collect the sum due under this Note through an attorney, Maker hereby agrees to pay all costs of collection, including a reasonable attorney's fee. Said reasonable attorney's fee shall include fees for services rendered in all appellate proceedings. Maker waives presentment for payment and protest for



                                     Page 1



nonpayment of this Note, and trial by jury in connection with the enforcement of collection of this Note.

         This Note may not be assigned by the Holder at any time.

         The terms of this Note are binding upon any successor in interest to Maker.

         This Agreement is secured by the pledge of 499 shares of the Common Stock of the Maker, pursuant to the terms and conditions of a Stock Pledge Agreement of even date herewith. This Agreement shall be construed pursuant to the laws of the State of Florida.


Dated:  April 25, 1996                     MAKER:

                                           Heart Environmental Services, Inc.


                                           By:_________________________________
                                              Eugene M. Haas, President.



                                     Page 2






                             STOCK PLEDGE AGREEMENT


         THIS AGREEMENT is made as of April 25, 1996, between Heart Environmental Services, Inc., a New Jersey corporation having offices at _________________________ ("Heart"), Eugene M. Haas ("Pledgor") and Haas
Environmental Services, Inc., a New Jersey corporation having offices at 6500 Northwest 15th Avenue, Fort Lauderdale, FL 33309, ( "Secured Party"). The Secured Party is selling and delivering to the Pledgor all of its assets a portion of the payment for which is to be made pursuant to a certain Promissory
Note in the aggregate principal amount of $600,000.00, of even date herewith ("Note").

         To induce the Secured Party to make the sale and to accept the Note, the Pledgor has agreed to secure, to the extent hereinafter set forth, the performance of all of the obligations under the Note and has agreed that the Secured Party be granted a valid first and prior lien on the Pledged Stock, as hereinafter defined, and to that end the Pledgor and the Secured Party desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

         SECTION 1. Pledge. As collateral security for the due, punctual and full performance of all obligations under the Note, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Secured Parties, and grants to the Secured Parties for its benefit a security interest in 219,000 shares of common stock of the Pledgor owned by the Pledgor (the "Pledged Stock"), registered in the name of the Pledgor, accompanied by a duly-executed stock power endorsed in blank and in proper form for transfer, the receipt of which stock certificate is hereby acknowledged by the Secured Parties. The certificate for the Pledged Stock and the duly-executed stock power endorsed in blank and in proper form for transfer, will be held by counsel for the Secured Party, or other designee, until the Note is paid in full or otherwise satisfied.

         SECTION 2. Event of Default. An Event of Default is defined as any one or more of the following if not cured within fifteen (15) days following receipt by the Pledgor of a written notice from the Secured Parties: (a) the failure of the Pledgor to make payment of principal and/or of interest on the Note when and as the same shall become due and payable or (b) the breach of any covenant of the Pledgor contained herein or (c) the breach of any covenant of the Pledgor contained in the Asset Purchase Agreement of even date herewith.

         SECTION 3. Remedies on Default. Upon the occurrence of an Event of Default, the Secured Parties shall have available to it the remedies provided therefor by the Uniform Commercial Code of the State of Florida, Chapters 670 through 680, inclusive, as may be amended from time to time, of the Florida Statutes. At the option of the Secured Party and in lieu of a sale of the Pledged Stock, such Pledged Stock may be cancelled and such cancellation shall be liquidated damages.

         SECTION 4. Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the respective successors, assigns, heirs, estates, executors, administrators, legal representatives and devisees of the Pledgor and the Secured Parties.

         SECTION 5. Further Assurances. The Pledgor agrees to do such further acts and to execute and deliver such additional agreements and instruments as the Secured Parties may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or related to the Pledged Stock or any part thereof or in order to better assure and confirm unto the Secured Parties their rights, powers and remedies hereunder.

         SECTION 6. Termination. This Pledge Agreement shall terminate as to the Pledgor when all of the Pledgor's obligations secured hereby have been fully paid and performed at which time the Secured Parties shall cause to be reassigned and redelivered to the Pledgor, against receipt, such of the Pledged Stock (if any) to the Secured Parties hereunder as shall not have been sold, released or otherwise applied by the Secured Parties pursuant to the terms hereof and shall still be held by the Secured Parties hereunder, together with appropriate instruments of reassignment and release.

         SECTION 7. Amendment; Waiver.

                  (a) This Pledge Agreement may be amended, modified, waived or terminated only by written agreement of the Pledgor and the Secured Parties.

                  (b) No waiver by the Secured Parties of any breach or default by the Pledgor hereunder shall be deemed a waiver of any other breach or default.

         SECTION 8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 9. Governing Law. This Pledge Agreement, and the authority, liabilities, duties and obligations of the Secured Parties hereunder, shall be determined in accordance with and governed by the laws of the State of Florida.

         SECTION 10. Section Headings. The Section headings in this Pledge Agreement are for convenience only and shall not affect the construction hereof.

         SECTION 11. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, to the address for each first above written or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given
(i) when delivered if personally delivered, (ii) on the Business Day (as hereinafter defined) after dispatch if sent by nationally-recognized, overnight courier and (iii) on receipt, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in Fort Lauderdale, Florida are not required to be open.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be fully executed and delivered as of the day and year first above written.

                                           SECURED PARTY:
Heart Environmental Services, Inc.         Haas Environmental Services, Inc.,
a New Jersey corporation                   a New Jersey corporation

By: _______________________                By: _________________________
    Eugene M. Haas, President                  Andrew Chesler,  President


PLEDGOR


By: ________________________
    Eugene M. Haas


STATE OF __________                 )
                                    )SS:
COUNTY OF _________                 )

         The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Eugene M. Haas who is personally known to me or who has produced _________________ as identification and who did/did not take an oath.

                                           Notary Public:

                                           sign ________________________________
                                           print________________________________
                                                State of Florida at Large (Seal)
                                                     My Commission Expires:

STATE OF __________                 )
                                    )SS:
COUNTY OF _________                 )

         The foregoing instrument was acknowledged before me this ____ day of April, 1996 by Andrew Chesler who is personally known to me or who has produced ___________________ as identification and who did under penalty of perjury take an oath and attest as to the foregoing.

                                           Notary Public:

                                           sign ________________________________
                                           print________________________________
                                                State of Florida at Large (Seal)
                                                    My Commission Expires:


STATE OF __________                 )
                                    )SS:
COUNTY OF _________                 )

         The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Eugene M. Haas, president of Heart Environmental Services, Inc. who is personally known to me or who has produced _________________ as identification and who did/did not take an oath.

                                           Notary Public:

                                           sign ________________________________
                                           print________________________________
                                                State of Florida at Large (Seal)
                                                    My Commission Expires:

                                LOCK-UP AGREEMENT


         This Lock-Up Agreement is made by and between Aquagenix, Inc., a Delaware corporation (the "Company"), H&H Investment, Inc., a New Jersey corporation ("Shareholder"), Eugene M. Haas and Robert E. Haas, each officers and directors of the Shareholder.

         1. The Shareholder is the record owner of an aggregate of 219,000 shares ("Shares") of the common stock, $.01 par value, ("Common Stock") of Aquagenix, Inc., a Delaware corporation.

         2. By virtue of the execution of this letter agreement (the "Agreement"), and as an inducement for the Company and Haas Environmental Services, Inc. ("Haas") to enter into the Asset Purchase Agreement of even date herewith, the Shareholder hereby agrees with you as follows:

                  (a) The Shareholder has full power and authority to enter into this Agreement to restrict the transferability and saleability of its shares of Common Stock as provided herein.

                  (b) The Shareholder owns the Shares of Common Stock free and clear of any and all liens and encumbrances.

                  (c) The Shareholder's compliance with the terms and conditions of this Agreement will not conflict with any instrument or agreement pertaining to such Shares of Common Stock and will not conflict with, result in a breach of, or constitute a default under any instrument to which the Shareholder is a party.

                  (d) The Shareholder, its successors or assigns will not offer, transfer or sell any of the Shares of Common Stock presently owned by it unless (i) in accordance with Rule 144 of the Securities Act of 1933, as amended, and the applicable exemptions from registration of securities, (ii) any such sale or transfer of the Shares of Common Stock are made in an amount not greater than 20,000 Shares of Common Stock per every three month quarter, and (iii) five (5) days prior written notification of any sale or transfer of the Shares of Common Stock is given to the Company

                  (e) The Shareholder further agrees that appropriate stop transfer orders will be placed against the future transfer of the Shares of Common Stock with the Company's transfer agent in accordance with the restrictions herein set forth.



                                     Page 1



         IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of April 25, 1996.


AQUAGENIX, INC., a Delaware                H&H INVESTMENT, INC., a New
corporation                                New Jersey corporation


By: _____________________________          By: ________________________________
    Andrew Chesler, President and              Eugene M. Haas, President
    Chief Executive Officer

                                               ________________________________
                                               EUGENE M. HAAS

                                               ________________________________
                                               ROBERT E. HAAS



                                     Page 2